UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2007

EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33666 (Commission File Number)	74-3204509 (IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 335-7000
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 3, 2007, Peter H. Kamin resigned from the Board of Directors (the “Board”) of Exterran Holdings, Inc. (the “Company”). The resignation of Mr. Kamin from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Through his position as Managing Partner of ValueAct Capital, Mr. Kamin may be deemed to beneficially own the 3,771,495 shares of Exterran Holdings common stock currently owned by ValueAct Capital. The disposition of these shares is subject to certain restrictions with respect to sales volume and manner of sale as provided in the federal securities laws.
     A copy of Mr. Kamin’s resignation letter is furnished as Exhibit 99.1 to this report.
     On October 4, 2007, the Company issued a press release announcing the resignation of Peter H. Kamin from the Board. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Resignation Letter of Peter H. Kamin.

99.2	Press Release of Exterran Holdings, Inc., dated October 4, 2007, announcing the resignation of Peter H. Kamin.

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
Date: October 4, 2007	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Resignation Letter of Peter H. Kamin.

99.2	Press Release of Exterran Holdings, Inc., dated October 4, 2007, announcing the resignation of Peter H. Kamin.